SEARCHLIGHT MINERALS CORP. TO RESCHEDULE
ANNUAL SHAREHOLDERS’ MEETING DATE

HENDERSON, Nevada (July 3, 2008) -- Searchlight Minerals Corp. (OTC BB: SRCH) (the “Company”), a minerals exploration company focused on the acquisition and development of projects in the southwestern United States, today announced that it will reschedule the date for its 2008 Annual Shareholders’ Meeting.

As a result of a request by the Securities and Exchange Commission (“SEC”) to be given an opportunity to review and comment on the Company’s pending Registration Statement on Form S-1, the Company has requested that the SEC delay its comments on the Preliminary Proxy Statement that was filed by the Company on June 20, 2008. Because this will delay the filing of the Company’s Definitive Proxy Statement, the Company will be unable to host its Annual Shareholders’ Meeting on the previously scheduled date of July 31, 2008. A new date for the Annual Meeting will be announced as soon as the Definitive Proxy Statement has been filed with the SEC.

“Because of the time required for the SEC to review our pending Registration Statement, we will need to set a new date for our Annual Shareholders’ Meeting,” stated Ian McNeil, Chief Executive Officer of Searchlight Minerals Corp. “We intend to reschedule the Annual Meeting at the earliest date possible, and we look forward to visiting with many of our shareholders at the meeting. Meanwhile, the Company will continue to provide shareholders and other investors with periodic updates regarding developments and activities at its Clarkdale Slag Project and Searchlight Gold Project whenever such updates are warranted. We also recommend that investors review our corporate presentation as filed with the SEC on May 6, 2008, and visit our website (www.searchlightminerals.com) for postings of news releases and other corporate information.”

About Searchlight Minerals Corp.

Searchlight Minerals Corp. is a minerals exploration company focused on the acquisition and development of projects in the southwestern United States. The Company is currently involved in two projects: (1) the Clarkdale Slag Project, located in Clarkdale, Arizona, is a reclamation project to recover precious and base metals from the reprocessing of slag produced from the smelting of copper ores mined at the United Verde Copper Mine in Jerome, Arizona; and (2) the Searchlight Gold Project, which involves exploration for precious metals on mining claims near Searchlight, Nevada. The Clarkdale Project is the more advanced of two ongoing projects that the Company is pursuing. The Searchlight Gold Project is an early-stage gold exploration endeavor on 3,200 acres located approximately 50 miles south of Las Vegas, Nevada.

Searchlight Minerals Corp. is headquartered in Henderson, Nevada, and its common stock is listed on the OTC Bulletin Board under the symbol “SRCH”. Additional information is available on the Company's website at www.searchlightminerals.com and in the Company’s filings with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This Press Release may contain, in addition to historical information, forward-looking statements. Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading “Risk Factors” and elsewhere in the Company’s periodic filings with the U.S. Securities and Exchange Commission. When used in this news release, the words such as "could,” “plan”, "estimate", "expect", "intend", "may", "potential", "should", and similar expressions, are forward-looking statements. The risk factors that could cause actual results to differ from these forward-looking statements include, but are not restricted to the Company’s limited operating history, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company’s planned geological or other work programs, uncertainty of estimates of mineralized material, operational risk, environmental risk, financial risk, currency risk and other statements that are not historical facts as disclosed under the heading “Risk Factors” and elsewhere in the Company’s periodic filings with securities regulators in the United States. Consequently, risk factors including, but not limited to the aforementioned, may result in significant delays to the projected or anticipated production target dates.

Contact Information:

Carl Ager, Vice President at (702) 939-5247 or via email at ir@searchlightminerals.com

or

RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com